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                                                                   Exhibit 10.28

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of April 3, 1996, among Liggett-Ducat Ltd., a Russian closed joint stock company (the "Company"), Belgrave Limited, a Gibraltar corporation ("Belgrave"), Eduard Z. Nakhamkin, a citizen of the United States of America ("Nakhamkin"), and Brooke (Overseas) Ltd., a Delaware corporation ("Brooke").

         WHEREAS, Brooke desires to purchase from Belgrave, and Belgrave desires to sell to Brooke, 84,540 shares (subject to adjustment as described in Section 1.2(A) below) of the Common Stock of the Company, comprising all of the shares of Common Stock of the Company owned by Belgrave (the "Shares"), on the terms and conditions set forth herein; and

         WHEREAS, contemporaneously with the purchase and sale of the Shares pursuant to this Agreement, and as an inducement for Belgrave to sell the Shares to Brooke, Brooke and Belgrave agree to enter into a consulting agreement providing for the provision by Belgrave to Brooke of certain consulting services (the "Consulting Agreement");

         NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                Purchase of Stock

         1.1 Purchase of Stock. Subject to the terms and conditions herein set forth and on the basis of the representations, warranties and agreements of the Company and of Belgrave herein contained, Brooke agrees to purchase from Belgrave, and Belgrave agrees to sell to Brooke, the Shares for the Purchase Price (as defined below and subject to adjustment as described in Section 1.2(A) below) as hereinafter set forth. Belgrave shall deliver certificates for the Shares to be sold hereunder duly endorsed in blank, or accompanied by stock powers, to Brooke at the offices of the Company located at 8-10 (Ducat Place) Gasheka Street, Moscow, Russia 125047, at 10:00 A.M. on April 3, 1996, or at such other place, time and date as Brooke and Belgrave may agree upon in writing, the actual time and date on which the Closing hereunder shall occur being herein called the "Closing Date".

         1.2      Purchase Price.

         (A) The aggregate purchase price for the 84,540 Shares to be purchased by Brooke from Belgrave shall be U.S. $1,268,100 (the "Purchase Price") and shall be payable, by wire transfer to an account designated by Belgrave to Brooke at least 3 business days prior to any payment, as follows:


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                  (i) U.S. $1,200,000 shall be payable on June 30, 1996;
         provided, however, that if, at Brooke's sole option, on such date, Brooke pays Belgrave U.S. $500,000 then the remaining unpaid balance, in the amount of U.S. $700,000, shall be payable on September 30, 1996; and

                  (ii) U.S. $68,100 shall be payable on December 31, 1996;

provided, however, that in the event one or more of the shareholders of the Company other than Brooke exercise the preemptive right granted to such shareholders in the Charter of the Company to purchase Shares which are the subject of this Agreement, (a) the number of Shares to be purchased by Brooke from Belgrave under this Agreement shall be reduced by the aggregate number of Shares so purchased by the shareholders, (b) the Purchase Price payable by Brooke under this Agreement shall be reduced by an amount equal to U.S. $15.00 multiplied by the aggregate number of Shares so purchased by the shareholders (with such reduction being applied to the payments to be made pursuant to clauses (i) and (ii) above in order of their maturity), and (c) the parties hereto agree to amend the Brooke Note (as defined below) and any other documents deemed necessary by mutual written agreement of Brooke and Belgrave to reflect the reduction in the number of Shares being purchased hereunder and the Purchase Price as described above.

         (B) The obligation of Brooke to pay the installments of the Purchase Price to Belgrave shall be evidenced by a promissory note of Brooke (the "Brooke Note") issued by Brooke to Belgrave, in the form of Annex A hereto, which shall be secured by the pledge by Brooke of certain of the Shares purchased by it hereunder pursuant to a pledge agreement (the "Pledge Agreement"), in the form of Annex B hereto.

         1.3 Closing Date. On the Closing Date, the parties hereto shall enter into and deliver this Agreement and:

                  (A) Brooke shall deliver to Belgrave the Brooke Note evidencing the portion of the Purchase Price set forth in clauses (i) and (ii) of Section 1.2(A) for the Shares so purchased by Brooke from Belgrave.

                  (B) Brooke and Belgrave shall enter into and deliver the Consulting Agreement, in the form of Annex C hereto, providing for the provision by Belgrave of consulting services to Brooke.

                  (C) Brooke shall deliver to Belgrave the Pledge Agreement.

                  (D) Brooke shall transfer and assign to Belgrave the note which evidences certain indebtedness of Nakhamkin and Eduard Nakhamkin Fine Arts, Inc. ("ENFA") under the Agreement dated January 1, 1994 by and among Brooke Group Ltd., Belgrave, Nakhamkin, ENFA and BGLS Inc. (the "Belgrave Agreement").

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                  (E) The Company and Nakhamkin shall enter into a letter
         agreement relating to the employment agreement dated as of January 1, 1994 (the "Employment Agreement"), by and between the Company and Nakhamkin, in the form of Annex D hereto.

                  (F) Belgrave and Brooke shall enter into and deliver an agreement, in the form of Annex E hereto, relating to the purchase of the Shares.

                  (G) Each of Belgrave and Brooke shall deliver to the other resolutions of its Board of Directors authorizing this Agreement, the Consulting Agreement and the agreement referred to in clause (F) above, and, in the case of Brooke only, the Pledge Agreement and the issuance of the Brooke Note.

                                   ARTICLE II

                         Representations and Warranties

         2.1 Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, Brooke as follows:

                           (A) Organization and Qualification, etc. The Company
                  is a closed joint stock company duly organized, validly existing and in good standing under the laws of the Russian Federation, has the power and authority to own its properties and assets and to carry on its business, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms.

                           (B) Capital Stock. The authorized capital stock of
                  the Company consists of 701,000 shares of Common Stock, of which 700,975 shares are validly issued, fully paid and nonassessable, and outstanding. All of the outstanding shares of the capital stock of the Company are owned of record and beneficially by the shareholders of the Company as set forth in Schedule A hereto. Other than as described in the proviso to Section 1.2(A) above, there are no existing options, calls or commitments of any character relating to the authorized and unissued capital stock of the Company or any of its Subsidiaries or to any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company or any of its Subsidiaries, any shares of capital stock of the Company or any of its Subsidiaries, and no such convertible or exchangeable securities or obligations are outstanding.

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                           (C) Stock Sale to Shareholders. The Company will
                  offer the Shares to its shareholders, other than Brooke, in accordance with the provisions of its Charter and applicable Russian law.

         2.2 Representations and Warranties by Belgrave and Nakhamkin. Belgrave and Nakhamkin represent and warrant to, and agree with, Brooke as follows:

                           (A) Good Title to Shares. Belgrave has, and
                  immediately prior to the Closing Date Belgrave will have, good and valid title to the Shares to be sold by Belgrave hereunder, free and clear of all liens, encumbrances, equities or claims, other than the pledge of certain shares made by Belgrave pursuant to the Belgrave Agreement and pursuant to a Pledge Agreement dated as of June 30, 1995 made by Belgrave to Brooke and by Vladimir Tiumentsev (the "Belgrave Pledge Agreement" and, with the Belgrave Agreement, the "Belgrave Agreements"); and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, including pursuant to the Belgrave Agreements, will pass to Brooke on the Closing Date.

                           (B) Organization of Belgrave. Belgrave has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of Gibraltar, with corporate power and authority to own its current properties and conduct its current business.

                           (C) Authorization by Belgrave. Each of this
                  Agreement, the Consulting Agreement and the agreement referred to in Section 1.3(F) above has been duly authorized, executed and delivered by Belgrave and constitutes a valid and legally binding agreement of Belgrave.

                           (D) Necessary Authority. All consents, approvals,
                  authorizations and orders necessary for the execution and delivery by Belgrave of this Agreement, and for the sale and delivery of the Shares to be sold by Belgrave hereunder have been obtained, and Belgrave has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by Belgrave hereunder.

                           (E) Defaults under other Instruments. The performance
                  of this Agreement and the consummation of the transactions herein contemplated by Belgrave will not result in a breach or violation of any of the terms or provisions of or constitute a default under any law, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Belgrave is a party or by which Belgrave is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Belgrave or the property of Belgrave.

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                           (F) Consultation with Counsel. Each of Belgrave and
                  Nakhamkin agree that they have had the opportunity to consult with legal counsel in connection with the transactions contemplated by this Agreement and the Consulting Agreement.

                           (G) Belgrave Pledge Agreement. Belgrave hereby (i)
                  waives any rights it may now or hereafter have pursuant to
                  Section 8 of the Belgrave Pledge Agreement, and (ii) assigns, transfers, sets over, conveys and delivers to Brooke all of its right, title and interest in, to and under the shares of the Company in which Vladimir Tiumentsev has an interest pursuant to the Share Purchase Agreement dated May 1, 1995 (and related documents) between Belgrave and Tiumentsev.

         2.3 Representations and Warranties with Respect to Brooke. Brooke represents and warrants to, and agrees with, Belgrave as follows:

                  (A) Organization of Brooke. Brooke has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its current properties and conduct its current business.

                  (B) Authorization by Brooke. This Agreement, the Brooke Note, the Pledge Agreement, the Consulting Agreement and the agreement referred to in Section 1.3(F) above have been duly authorized, executed and delivered by Brooke and constitute valid and legally binding obligations of Brooke.

                  (C) Non-Contravention. The execution and delivery of this Agreement by Brooke and the consummation of the purchase of the Shares contemplated hereby will not violate any provision of the Certificate of Incorporation or By-Laws of Brooke, or any provision of, or result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license or instrument, or violate any law, regulation, order, arbitration award, judgment or decree to which Brooke is a party or by which Brooke or its property is bound or violate or conflict with any other material restriction of any kind or character to which Brooke is subject.

                  (D) Green Crown Note. Immediately prior to the Closing Date, the promissory note of Green Crown Corp. dated August 30, 1994 in the principal amount of U.S. $3,500,000 payable to Brooke Irkutsk Inc. has not been pledged, hypothecated or otherwise encumbered.

                                       -5-


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                                   ARTICLE III

                            Conditions To The Closing

         3.1 Conditions to Obligations of Brooke. The obligations of Brooke to consummate the purchase of the Shares provided for herein are subject to the proper tender by Belgrave to Brooke of the Shares, and the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         (A) Regulatory Authorizations for the Company and Belgrave. All authorizations, consents, orders and approvals of regulatory bodies and officials and of any association necessary for the performance by the Company and Belgrave of this Agreement and the consummation of the sale and purchase of the Shares hereunder shall have been obtained.

         (B) Representations and Warranties. The representations and warranties of the Company and Belgrave contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date; and the Company and Belgrave shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, including the delivery of such documents and performance of such acts as are required by Section 1.3 hereof.

         (C) Regulatory Authorizations and other Approvals for Brooke. All authorizations, consents, orders and approvals of regulatory bodies and officials and of any associations necessary for the performance by Brooke of this Agreement and the consummation of the purchase of the Shares hereunder shall have been obtained.

         3.2 Conditions to Obligations of Belgrave. The obligations of Belgrave to consummate the sale of Shares to be sold hereunder are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         (A) Regulatory Authorizations. All authorizations, consents, orders and approvals of regulatory bodies and officials and of any association necessary for the consummation by Belgrave of the sale and purchase of the Shares to be sold hereunder shall have been obtained.

         (B) Representations and Warranties. The representations and warranties of Brooke contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date; and Brooke shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including the delivery of such documents and performance of such acts as are required by Section 1.3 hereof.

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                                   ARTICLE IV

                                  Miscellaneous

         4.1 Waiver of Conditions. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject.

         4.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed, in the case of (i) the Company, to Liggett-Ducat Ltd., 8-10 (Ducat Place) Gasheka Street, Moscow, Russia 125047, Attention:
President; (ii) Belgrave, to Belgrave Limited, 17 Paseo Illetas, Palma de Mallorca, Spain, Attention: President; (iii) Nakhamkin, to Eduard Z. Nakhamkin, Belgrave Limited, 17 Paseo Illetas, Palma de Mallorca, Spain; and (iv) Brooke, to Brooke (Overseas) Ltd., 100 S.E. Second Street, Miami, Florida 33131, U.S.A.,
Attention: Marc N. Bell, General Counsel; or to such other address as shall be furnished in writing by any party to the others prior to the giving of any applicable notice or communication, and such notice or communication shall be deemed to have been given as of the date upon which such notice or communication is first sent by telex, telecopier or other means of instantaneous communication, and simultaneously confirmed by mail.

         4.3 Brokers. The Company and Belgrave represent and warrant to Brooke that no broker or finder is entitled to any brokerage or finder's fee or other commission from the Company or Belgrave based on agreements, arrangements or undertakings made by the Company or Belgrave or in connection with the transactions contemplated hereby.

         4.4 Press Releases and Confidentiality. Each of the parties to this Agreement hereby agrees with each other party that (i) no press release or similar public announcement or communication will be made or caused to be made, and (ii) no information will be divulged, furnished or made accessible to any third party, in each case, concerning the execution or performance of this Agreement or the transactions contemplated hereunder unless specifically approved in advance by the other parties hereto.

         4.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement of the parties with respect to any of the terms contained herein.

         4.6 Expenses; Transfer of Taxes, Etc. Whether or not the transaction contemplated by this Agreement shall be consummated, each party hereto agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it. Belgrave agrees that it will pay all sales, transfer or other taxes which may be payable in connection with the transactions contemplated by this Agreement.

         4.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted

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assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that Brooke may assign its rights and obligations under this Agreement to any of its affiliates.

         4.8 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, and to do all things reasonably necessary to consummate the transactions contemplated hereby. Belgrave agrees that it will use its best efforts to keep the Term Loan Agreement dated June 30, 1995 between Belgrave, Nakhamkin and Brooke and the Belgrave Pledge Agreement in place and in full force and effect, in each case, with respect to the shares of the Company in which Vladimir Tiumentsev has an interest.

         4.9 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

         4.10 Submission to Jurisdiction. Each party hereby consents to the jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the State of New York in New York County in connection with any dispute arising under this Agreement.

         4.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.12 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         4.13 Entire Agreement. This Agreement, including the Annexes and Schedules hereto and the other documents and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                  LIGGETT-DUCAT LTD.

                                                  By /s/ Ronald J. Bernstein
                                                     ---------------------------
                                                     Name: Ronald J. Bernstein
                                                     Title: President

                                                     BELGRAVE LIMITED

                                                  By /s/ Eduard Z. Nakhamkin
                                                     ---------------------------
                                                     Name: Eduard Z. Nakhamkin
                                                     Title: President

                                                     EDUARD  Z. NAKHAMKIN
                                                     /s/ Eduard Z. Nakhamkin
                                                     ---------------------------
                                                     BROOKE (OVERSEAS) LTD.

                                                  By /s/ Ronald J. Bernstein
                                                     ---------------------------
                                                     Name: Ronald J. Bernstein
                                                     Title: President

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                                                                      SCHEDULE A

NAME OF SHAREHOLDER                         NUMBER OF SHARES HELD AS OF 4/3/96
- -------------------                         ----------------------------------
Brooke (Overseas) Ltd.                                   479,055

Belgrave Limited                                          84,540

Employees of Liggett-Ducat Ltd.                          137,380
                                                         -------

                                              Total      700,975
                                                         =======